UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BRAINSWAY LTD.
(Exact name of registrant as specified in its charter)
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Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Hartum Street, Bynet Building, 1st Floor, Har HaHotzvim, Jerusalem, Israel	91451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.04 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173437

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the ordinary shares, par value NIS 0.04 per share (the “Ordinary Shares”), of Brainsway Ltd. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-1 (File No. 333-173437), originally filed with the Securities and Exchange Commission on April 11, 2011, as amended from time to time (the “Registration Statement”), which information is incorporated by reference herein.  The description of the Ordinary Shares set forth in any form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, shall likewise be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRAINSWAY LTD. (Registrant)
Date: May 5, 2011	By:	/s/ Uzi Sofer
Name: Uzi Sofer Title: Chief Executive Officer